Exhibit 99.4

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) is responsible for overseeing the Company’s management and its financial results.  The Board has established the following guidelines to assist in the fulfillment of its responsibilities to the Company and its stockholders.  The governance practices which are memorialized in these guidelines are intended to ensure that the Board has the necessary authority and processes to review and evaluate the Company’s business operations as needed and to make independent decisions consistent with the interests of the Company’s shareholders.

A.                                    Overview of the Board

1.                                      Role of the Board

The business and affairs of the Company shall be managed by or under the direction of the Board. A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities, including regularly attending meetings of the Board and committees on which such director sits, and to review, prior to such meetings, the material distributed in advance for such meetings.

2.                                      Goals of the Board

The Goals of the Board are generally to build long-term value for the Company’s stockholders and to assure the success of the Company for its stakeholders.  To achieve these goals the Board is charged with monitoring the performance of the Company, the officers and the Company’s programs and procedures to ensure compliance with law and the success of the Company overall.

B.                                    Board Composition

1.                                      Board Size

The Board currently has seven members.  The Board periodically reviews the appropriate size of the Board based on the Company’s circumstances and the availability of outstanding candidates.

2.                                      Selection of Board Members

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, screening and recommending candidates to the Board for Board membership.  In evaluating the suitability of individual Board members, the Board considers many factors, including issues of experience, wisdom, integrity, skills such as an understanding of the Company’s business environment, finance and marketing and educational and professional background, all in the context of an assessment of the perceived needs of the Board at that time.  Nominees must be willing and able to devote adequate time and effort to Board responsibilities.

The Nominating and Corporate Governance Committee also considers nominees proposed by shareholders.  To recommend a prospective nominee for the Board’s consideration,

shareholders should submit the candidate’s name, appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made in writing to the following address: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Sonus Networks, Inc., Attn: Secretary, 7 Technology Park Drive, Westford, MA 01886, with a copy to Sonus Networks, Inc., Attn: Chief Financial Officer, 7 Technology Park Drive, Westford, MA 01886.

The Board may fill vacancies in existing or new director positions.

3.                                      Board Membership Criteria

The Board encourages the selection of directors who will contribute to the Company’s overall corporate goals of responsibility to its shareholders, customers and employees.  The Charter of the Nominating and Corporate Governance Committee sets forth general criteria for nomination as a director.  The Nominating and Corporate Governance Committee reviews from time to time the appropriate skills and characteristics required of individual Board members to contribute to the success of the Company in today’s business environment.  The Company has no maximum time or age limitation for service on the Board.

4.                                      Board Composition — Independent Directors

The Board shall be comprised of a majority of directors who, in the business judgment of the Board, qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”) and these corporate governance guidelines.

Each director’s relationships with the Company (either directly or as a partner, stockholder or office of an organization that has a relationship with the Company) shall be reviewed annually, and only those directors (i) who, in the opinion of the Board, have no relationship that would interfere with the exercise of independent judgment in carrying out each such director’s responsibilities and (ii) who otherwise meet the requirements of the applicable listing standards, shall be considered independent for purposes of Board and committee composition and other matters where independence is a relevant consideration.  In determining the independence of a director, the Board will be guided by the definitions of “independent director” in the listing standards of the NASDAQ and applicable laws and regulations.

C.                                    Board Compensation

The Compensation Committee reviews, or may request management or outside consultants to review, appropriate compensation policies for the directors serving on the Board and its committees.  This review may consider board compensation practices at other comparable companies, contributions to Board functions, service as committee chairs and other appropriate factors.  Directors are eligible to receive stock option grants or restricted stock awards at the Board’s discretion.

D.                                    Board Meetings

1.                                      Scheduling of Meetings

The Board ordinarily will schedule Board Meetings in advance at least once every quarter.  In addition to the regularly scheduled meetings, special meetings may be called from time to time as determined by the needs of the business.  The Board shall meet whenever a meeting is properly called in accordance with the Company’s By-laws.

2.                                      Agenda and Materials

The Chairman of the Board has primary responsibility for establishing and arranging for the distribution of the agenda for each meeting.  Certain matters to be discussed at Board meetings may be extremely sensitive in which case distribution materials may not be appropriate.  Information and materials that are relevant to the Board’s understanding of the matters to be discussed at any meeting will be distributed in writing (where feasible) or electronically to all Board members in advance of the meeting to help facilitate the efficient use of time at meetings to deliberate and make decisions on key issues facing the Company.

3.                                      Access to Management and Outside Advisors

The Board shall have access to the Company’s management and outside advisors who are advising the Company.  The members of the Board shall use their best judgment to ensure that any access they receive does not interfere with the operations of the Company.

4.                                      Access to Employees and Information

The Board should have access to Company employees, independent auditors and all Company information to ensure that directors have the opportunity to gather all information necessary to fulfill their duties.  The Board and each Committee, subject to their individual charters, shall have the right to retain independent outside financial, legal or other advisors to further their individual objectives and to enhance the performance of their duties.  The Company shall provide appropriate funding, as determined by the Board or the applicable Committee, for the payment of compensation to any such advisors.  The Board encourages the participation at Board meetings of employees who have the knowledge and expertise to assist the Board in fully understanding the matters being considered.

5.                                      Executive Sessions of Independent Directors

The independent directors of the Company meet separately at every regularly scheduled Board meeting with no management directors or management present to discuss such matters as the independent directors consider appropriate.

E.                                      Board Committees

1.                                      Committees

The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The Board may establish new standing and ad hoc Committees or disband existing Committees as it deems advisable and subject to applicable laws and regulations.

2.                                      Committee Members

The Board designates the members and Chair of each Committee by matching the Committee’s function, membership requirements and needs for expertise with individual skills and experience of the Board members.  The members of the Audit, Compensation and Nominating and Corporate Governance Committees consist solely of independent directors.  In determining the independence of a Committee member, the Board will be guided by the definitions of “independence” in the listing standards of the NASDAQ and applicable laws and regulations.

3.                                      Committee Functions and Responsibilities

Each Committee will perform its duties as assigned by the Board, in compliance with the Committee’s charter, if any, and in compliance with any legal, regulatory, accounting or governance rules or principles applicable to the Committee’s function.  The following is a brief summary of the functions and responsibilities of each standing Committee:

Audit Committee — The Audit Committee reviews the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board have established, the selection and performance of the Company’s independent auditors, the independence of the auditors from Company management and the Company’s audit and financial reporting practices and procedures.

Compensation Committee - The Compensation Committee advises and assists management in developing the Company’s overall compensation strategy to assure that it promotes stockholder interests, supports the Company’s strategic and tactical objectives, and provides for appropriate rewards and incentives for the Company’s management and employees. In addition, the Compensation Committee determines the compensation of the Company’s Chief Executive Officer.  The Compensation Committee also makes recommendations for approval by the full Board of any compensation for members of the Board.  Further, the Compensation Committee will annually evaluate the performance of the Chief Executive Officer.  Such evaluation will be conducted with input from the full Board of Directors and will be provided to the Chief Executive Officer by the Chairman of the Board.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee identifies and selects the persons to be nominated by the Board for election as directors at the Company’s annual stockholder meetings.  The Nominating and Corporate Governance Committee also considers nominees proposed by shareholders.  In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles for the Company, which the Nominating and Corporate Governance Committee shall review and reassess on an annual basis.  The Nominating and Corporate Governance Committee also oversees the evaluation of the Board, Committees thereof and management of the Company.

4.                                      Committee Meetings and Agenda

Each Committee is responsible for developing, together with the relevant Company managers, the Committee’s general agenda and objectives and for setting the specific agenda for Committee meetings.  The Committee members determine the frequency and length of Committee meetings consistent with the Committee’s charter, if any.

F.                                      Responsibilities of Board Members

1.                                      Board Responsibilities.  The basic responsibility of each director is to exercise their business judgment and to act in what each director reasonably believes to be in the best interests of the Company and its stockholders.  The directors must also conduct themselves in accordance with their duties of care and loyalty.  The Board must ensure that the long term interests of the Company’s stockholders are being served and is responsible for the (i) oversight of the business affairs of the Company, (ii) supervision of the performance of management, (iii) determination of the Company’s mission, (iv) determination of the long-term strategy and objectives of the Company and (v) monitoring of the adherence to the Company’s standards and policies.

2.                                      Director Orientation and Continuing Education

The Company shall provide new directors with an orientation program to familiarize each such director with the Company’s overall business, strategies, plans, management structures and issues, compliance programs, and governance policies, among others.  If recommended by the Nominating and Corporate Governance Committee, directors should participate in continuing educational programs to ensure a consistent level of expertise in the performance of their duties.

3.                                      Management Succession Planning

The Company’s Chief Executive Officer shall review with the Board succession and management development plans for senior executive officers.  The Board may from time to time request that the Nominating and Corporate Governance and/or Compensation Committee undertake specific reviews concerning management succession planning.

4.                                      Financial Reporting, Legal Compliance and Ethical Conduct

The Company’s executive management retains the primary responsibility for preparing financial statements that accurately and fairly present the Company’s financial results and condition and for maintaining systems and procedures that promote compliance with legal and regulatory requirements and the ethical conduct of the Company’s business.  The Company’s Code of Ethics applies to all employees, including executive management.  The Company’s management must affirm annually in writing their compliance with the Code of Ethics.  The Board expects that Company management bring to its attention or to the attention of the Audit Committee any issues relating to financial reporting, legal compliance or ethical conduct.